EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                CONTACT:    MICHAEL BURKE
NASDAQ: IMGC                                                     EXEC. VP & CFO
                                                     CONTACT:    CATHY YUDZEVICH
                                                                 IR MANAGER
                                                                 (518) 782-1122

               INTERMAGNETICS REPORTS RECORD QUARTERLY PERFORMANCE

               o   SALES EXCEED $75 MILLION, SOLID CONTRIBUTIONS FROM ALL
                   BUSINESSES
               o OPERATING EARNINGS, BEFORE ACQUISITION-RELATED AND CERTAIN NON-CASH ITEMS, REACH $0.28
               o   GROSS MARGIN GOALS RAISED
               o STRONG CASH FLOW PERFORMANCE CONTINUES, DEBT LEVELS AGGRESSIVELY REDUCED

LATHAM, NY, DECEMBER 20, 2004--Intermagnetics General Corporation (NASDAQ:
IMGC), benefiting from its first full quarter of results from its most recently acquired business as well as ongoing strength in "historical" operations, today reported that second-quarter net income increased about 75 percent to $7.9 million, or $0.28 per diluted share, excluding acquisition and integration-related expenses and certain non-cash items. Reported net income for the second quarter ended November 28, 2004 was $4.1 million, or $0.15 per diluted share. All per share amounts have been adjusted for the 3-for-2 stock split completed in August 2004. Second-quarter net sales were $75.2 million, versus $39.9 million last year.

For the first six months of fiscal 2005, normalized net income, before items, reached $13.5 million, or $0.49 per diluted share. Reported net income was $9.4 million, or $0.34 per diluted share. Net sales for the six-month period reached nearly $135 million.

"We are pleased with the broad-based success of our second-quarter performance," said Glenn H. Epstein, chairman and chief executive officer. "Our revenues are right on target to cyclical expectations and are expected to continue to flow consistently from our continuing businesses going forward. Our new operating business model is also yielding profits and cash flow in line with prior forecasts both from historical and acquired businesses.

"The expected $53 million in overall proceeds from our previously announced sale of Polycold, combined with our accelerating free cash flow, will enable us to substantially pay down acquisition-related debt and dramatically reduce interest expenses," Epstein said. "It will also provide us even greater financial flexibility in pursuing strategic initiatives to further grow Intermagnetics."

Epstein noted that once the divestiture of Polycold is complete, Intermagnetics will be well- positioned in the Medical Device marketplace with three current businesses: the design, manufacture and sale of superconducting magnets for magnetic resonance imaging (MRI) systems (the Magnet Business Group); the design, manufacture and sale of radio frequency (RF) coils and related sub-systems used by MRI systems (Invivo(TM) Diagnostic Imaging); the design, manufacture and sale of patient monitoring systems (Invivo(TM) Patient Care). In

                                     -More-
addition, Intermagnetics, subsidiary SuperPower, continues to make substantial progress in developing second-generation (2G), high-temperature superconducting
(HTS) materials and related devices designed to enhance capacity, reliability and quality of transmission & distribution of electrical power.

STRONG RESULTS FROM ALL SECTORS

"All of our businesses continued to report solid results during the second quarter," Epstein said. "Magnet system sales came in at nearly $30 million with operating profit of $6.7 million. Our high-field 3.0 Tesla magnets continue to perform well, as our major OEM customer's integrated system maintains a strong position in the marketplace with excellent growth potential in 2005. The new 1.0 Tesla High-Field Open (HFO) magnet was extraordinarily well received at a recent major trade conference and is also positioned for substantial growth during 2005. Year-to-date sales of magnet systems were about $54 million.

Medical Devices sales were $33.6 million, yielding an operating profit of $5.4 million. Results from the acquired Invivo and MRID businesses substantially boosted second-quarter results. Prior year's results consisted only of the former Medical Advances RF coil business, which is now part of Invivo Diagnostic Imaging. Year-to-date sales for the segment were nearly $60 million.

The Instrumentation segment, consisting of Polycold Systems, Inc., had another strong quarter, with sales of nearly $9 million and operating profit of $2.3 million. Polycold continues to see demand for vacuum-related products across a broad range of non-semiconductor related customers in Europe, the U.S. and the Pacific Rim.

Intermagnetics' Energy Technology subsidiary, SuperPower, Inc., continued to make substantial progress in developing commercially viable 2G HTS wire and related devices. Second-quarter revenue was $3.0 million, more than triple last year's level. Intermagnetics' contribution to support SuperPower's operations was $1.7 million, down from $1.9 million last year--a direct result of improved levels of third-party revenue sources. This trend of reduced year-over-year investment is expected to be repeated in the third quarter.

Epstein noted that, effective in the second quarter, Intermagnetics has reconstituted the Magnetic Resonance Imaging reporting segment information to consist solely of magnet systems sales. The Medical Devices reporting segment now includes Invivo Diagnostic Imaging, consisting of RF coils and other components for MRI systems, and Invivo Patient Care, consisting of the patient-monitor business. There were no changes to segment reporting data for Instrumentation or Energy Technology.

BALANCE SHEET REMAINS STRONG, "RELOADING" FOR FUTURE GROWTH

The company reported operating cash flow of about $5 million during the quarter, which when combined with existing cash balances, enabled Intermagnetics to reduce its long-term debt to about $80 million, about $10 million of which was in excess of scheduled requirements.

Cash flow generation is expected to accelerate in the third quarter which, when combined with the cash proceeds from the Polycold transaction, will provide even greater flexibility to continue aggressively paying down debt while maintaining the ability to invest in ongoing growth opportunities throughout the operating businesses in addition to other strategic alternatives.


                                     -More-

PERFORMANCE AGAINST GOALS

"We have continued to exceed the gross-margin target of 42 percent that we revised upwards following the Invivo acquisition. This favorable performance is a result of beneficial product mix and ongoing cost-control efforts," Epstein said. "As we mentioned in prior conference calls, we are now prepared to formally revise this particular long-term performance metric to 45 percent.

"We believe that this goal is achievable due to the improved mix of products following our acquisitions over the past year and the favorable impact of increasing our percentage of sales to direct, versus OEM, customers."

Second-quarter operating income as a percent of sales was 17 percent, exceeding the company's ongoing target of 15 percent, and a 48 percent return on assets was consistent with working towards attaining a long-term goal of 50 percent. Return on equity was 13 percent, versus the recently raised goal of 15 percent.

Efficiency in utilizing working capital was 20 percent, still short of the goal of requiring less than 15 cents for each dollar of sales. "We have made some modest improvement over the first quarter in reducing our working capital in the newly acquired businesses," Epstein said. "We continue to place high priority on adjusting the acquired companies' current inventories and accounts receivable to the levels that we consider appropriate for Intermagnetics."

FORECAST FOR FISCAL YEAR REMAINS ON TARGET, Q3 OUTLOOK PROVIDED

"The ongoing strength across all of our business segments continues to reinforce our confidence that fiscal 2005 will be a record year for our remaining historical and newly acquired businesses," Epstein said. "Our prior forecast of consolidated revenues right around $300 million and operating EPS--excluding acquisition-related and non-cash performance-based stock compensation and other charges or benefits--within the previously forecast range of $1.03 to $1.10 remains intact, with the exception that we expect to subtract about $8 to $9 million of Polycold revenue, assuming an on-schedule close, and about $0.03 to $0.04 of operating EPS. Additional information will be provided when the transaction is completed.

 "Our current outlook for the 'new Intermagnetics' third quarter is for revenue and profit slightly below what we have just achieved in Q2. This is entirely consistent with our prior guidance on the evolving business cycles of our newer markets and customers, and we remain highly confident that the overall financial objectives for the year will be achieved."

OPERATING EPS RECONCILIATION INFORMATION

Operating EPS excludes acquisition-related and non-cash performance-based stock compensation and other charges or benefits.

Expected acquisition-related charges related to Invivo remain unchanged at around $0.03 about evenly split among the first three quarters of FY2005.

Charges related to the acquisition of MRI Devices are still expected to total about $0.12 to $0.14 in the year. MRID's non-cash transaction expenses result from a change in accounting for stock distributed to the MRID employee base by the original owners of MRID and a modest write-down of acquired assets (value of MRID name) due to the re-branding of MRID to Invivo Diagnostic Imaging. Charges totaled $0.09 in the second quarter (including the MRID employee-related stock distribution charge of about $0.04 and about $0.02 resulting from the asset write-down) with the balance expected in the second half of this fiscal year.


                                     -More-

The estimated non-cash charge for Intermagnetics' performance-based restricted stock plan remains about $3.8 million post-tax, based on today's closing stock price and current roster of plan participants. The company said it plans to charge this $0.13 annualized estimate as evenly as practical over the balance of the year ($0.03 recognized in Q1, $0.04 recognized in Q2).

Operating EPS also excludes a non-cash gain of $0.03 resulting from a favorable adjustment to an environmental reserve recognized in the company's first quarter.

CONFERENCE CALL TOMORROW

The company will discuss its second-quarter results as well as other developments during a conference call Tuesday, December 21st, beginning at 11 a.m. EST. The call will be broadcast live and archived over the Internet through the company's web site www.intermagnetics.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 407-8037. The international dial-in number is (201) 689-8037. No conference code is required for the live call. The company will also make available a digital replay beginning Tuesday at 2 p.m. EST through midnight January 6, 2005, by dialing
(201) 612-7415 - account number 2926 and requesting conference 127734.

Intermagnetics (www.intermagnetics.com) draws on the financial strength, operational excellence and technical leadership in its expanding businesses within Medical Devices that encompass Magnetic Resonance Imaging Magnet Systems, Invivo Diagnostic Imaging (focusing on MRI components and imaging sub-systems) and Invivo Patient Care (focusing on monitoring and other patient care devices). Intermagnetics is also a key supplier to the markets within Instrumentation and has become a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, high-field magnets, medical systems & components and other specialized high-value added devices.


SAFE HARBOR STATEMENT: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain and are subject to risks, including but not limited to: possible future legal proceedings; the performance of all closing conditions required for the sale of Polycold, the company's ability to meet the performance, quality and price requirements of our customers and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies; the ability of the company's largest customer to maintain and grow its share of the market for MRI systems; continued improvement in order trends from the Instrumentation segment; the company's ability to successfully integrate Invivo Corporation and MRI Devices Corporation; and the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potential adverse impact of competitive emerging patents; as well as other risks and uncertainties set forth herein and in the company's Annual Report on Forms 10-K and 10-Q. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.

                                 -Tables Follow-

                                           INTERMAGNETICS GENERAL CORPORATION
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (Dollars in Thousands, Except Per Share Amounts)
                                                      (Unaudited)


                                                            THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                      ------------------------------     ------------------------------
                                                      NOVEMBER 28,      NOVEMBER 23,     NOVEMBER 28,      NOVEMBER 23,
                                                         2004              2003             2004               2003
                                                      -----------       ------------     ------------      ------------
Net sales                                             $    75,156       $    39,894      $   134,904       $    62,163

Cost of products sold                                      39,946            24,316           72,680            38,100
                                                      -----------       -----------      -----------       -----------
Gross margin                                               35,210            15,578           62,224            24,063

Product research and development                            6,384             2,759           11,508             5,667
Selling, general and administrative                        17,744             5,581           29,258            10,369
Stock based compensation                                    1,566               155            2,693               241
Amortization of intangible assets                           1,685               460            3,081               921
Impairment of intangible assets                               913                                913
                                                      -----------       -----------      -----------       -----------
                                                           28,292             8,955           47,453            17,198
                                                      -----------       -----------      -----------       -----------

Operating income                                            6,918             6,623           14,771             6,865
Interest and other income                                     211               238              413               519
Interest and other expense                                 (1,120)             (107)          (2,134)             (229)
Gain on prior period sale of division                                                          1,094
                                                      -----------       -----------      -----------       -----------
  Income before income taxes                                6,009             6,754           14,144             7,155
Provision for income taxes                                  1,875             2,344            4,698             2,483
                                                      -----------       -----------      -----------       -----------

NET INCOME                                            $     4,134       $     4,410      $     9,446       $     4,672
                                                      ===========       ===========      ===========       ===========
Earnings per Common Share:
  Basic                                                     $0.15             $0.18            $0.35             $0.19
                                                      ===========       ===========      ===========       ===========
  Diluted                                                   $0.15             $0.17            $0.34             $0.18
                                                      ===========       ===========      ===========       ===========

Shares:
       Basic                                           27,979,535        25,069,418       27,334,721        24,897,333
                                                      ===========       ===========      ===========       ===========
       Diluted                                         28,478,513        25,682,126       27,801,185        25,442,393
                                                      ===========       ===========      ===========       ===========

                                              INTERMAGNETICS GENERAL CORPORATION
                                             RECONCILING STATEMENTS OF OPERATIONS
                                       (Dollars in Thousands, Except Per Share Amounts)
                                                          (Unaudited)


                                                                    THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                              ------------------------------         -------------------------
Operations without Acquisition, Integration, and              NOVEMBER 28,      NOVEMBER 23,         NOVEMBER 28, NOVEMBER 23,
     Non-cash items:                                             2004              2003                  2004         2003
                                                              ------------      ------------         ------------ ------------
Net sales                                                     $    75,156       $    39,894          $   134,904  $    62,163

Cost of products sold                                              39,872            24,316               72,468       38,100
                                                              -----------       -----------          -----------  -----------

Gross margin                                                       35,284            15,578               62,436       24,063

Product research and development                                    6,384             2,759               11,490        5,667
Selling, general and administrative                                14,590             5,581               25,742       10,369
Amortization of intangible assets                                   1,685               460                3,081          921
                                                              -----------       -----------          -----------  -----------
                                                                   22,659             8,800               40,313       16,957
                                                              -----------       -----------          -----------  -----------

Operating income                                                   12,625             6,778               22,123        7,106
Interest and other income                                             211               238                  413          519
Interest and other expense                                         (1,120)             (107)              (2,134)        (229)
                                                              -----------       -----------          -----------  -----------
  Income before income taxes                                       11,716             6,909               20,402        7,396
Provision for income taxes                                          3,855             2,398                6,870        2,567
                                                              -----------       -----------          -----------  -----------

NET INCOME                                                    $     7,861       $     4,511          $    13,532  $     4,829
                                                              ===========       ===========          ===========  ===========
Earnings per Common Share:
  Basic                                                             $0.28             $0.18                $0.50        $0.19
                                                              ===========       ===========          ===========  ===========
  Diluted                                                           $0.28             $0.18                $0.49        $0.19
                                                              ===========       ===========          ===========  ===========

Shares:
       Basic                                                   27,979,535        25,069,418           27,334,721   24,897,333
                                                              ===========       ===========          ===========  ===========
       Diluted                                                 28,478,513        25,682,126           27,801,185   25,442,393
                                                              ===========       ===========          ===========  ===========

                                                                   THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                              ------------------------------         -------------------------
                                                              NOVEMBER 28,      NOVEMBER 23,         NOVEMBER 28, NOVEMBER 23,
Reconciliation of Financial Statements to GAAP Equivalent:       2004              2003                 2004         2003
                                                              -----------       ------------         ------------ ------------
Pro-forma net income                                          $     7,861       $     4,511          $    13,532  $     4,829
Acquisition and integration related charges                        (3,228)                                (3,746)
Non-cash Items:
   Gain on prior period sale of division                                                                   1,094
   Stock based compensation                                        (1,566)             (155)              (2,693)        (241)
   Amortization of intangible assets                                 (913)                                  (913)
Provision for taxes relating to pro-forma adjustments               1,980                54                2,172           84
                                                              -----------       -----------          -----------  -----------
As Reported Net Income                                        $     4,134       $     4,410          $     9,446  $     4,672
                                                              ===========       ===========          ===========  ===========

                            INTERMAGNETICS GENERAL CORPORATION
                          Condensed Consolidated Balance Sheets
                                  (Dollars in Thousands)
                                       (unaudited)

                                                            NOVEMBER 28,         MAY 30,
                                                                2004              2004
                                                            ------------        --------
ASSETS
CURRENT ASSETS
  Cash and short-term investments                             $  2,756          $ 11,868
  Trade accounts receivable                                     66,819            41,218
  Costs and estimated earnings in
     excess of billings on uncompleted contracts                   124               127
  Inventories                                                   36,018            27,037
  Income tax receivable                                          3,414             4,285
  Prepaid expenses and other                                    10,210             8,941
                                                              --------          --------

  TOTAL CURRENT ASSETS                                         119,341            93,476

PROPERTY, PLANT AND EQUIPMENT, net                              44,439            36,736

GOODWILL, INTANGIBLE AND OTHER ASSETS                          235,739           154,723
                                                              --------          --------
                                                              $399,519          $284,935
                                                              ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                           $  8,413          $  4,171
  Accounts payable                                              17,057            10,242
  Salaries, wages and related items                             13,112            10,799
  Customer advances and deposits                                 2,625             1,302
  Product warranty reserve                                       3,179             3,189
  Other liabilities and accrued expenses                         9,977            11,753
                                                              --------          --------
TOTAL CURRENT LIABILITIES                                       54,363            41,456

LONG-TERM DEBT,  less current portion                           80,037            57,635
NOTE PAYABLE                                                     5,000
DEFERRED INCOME TAXES                                           20,605            10,050
DERIVATIVE LIABILITY                                               129               225

SHAREHOLDERS' EQUITY                                           239,385           175,569
                                                              --------          --------
                                                              $399,519          $284,935
                                                              ========          ========

                       INTERMAGNETICS GENERAL CORPORATION

SUMMARY OF PERFORMANCE AGAINST GOALS

                                                                      THREE MONTHS ENDED
                                                             -------------------------------------

                                                             NOVEMBER 28, 2004   NOVEMBER 23, 2003  GOAL
                                                             -----------------   -----------------  ----
Gross Margin (2)                                                           47%                 39%   45%
Operating Income:
  Percent of Sales (2)                                                     17%                 17%   15%
  Percent of Net Operating Assets (1) (2)                                  48%                 55%   50%
Return on Equity (1) (2)                                                   13%                 11%   15%
Working Capital Efficiency (Working
   capital, less cash divided by net sales) (1)                            20%                 13%   15%

(1) Based on annualized data
(2) Based on normalized data

             SEGMENT DATA

                                                                      THREE MONTHS ENDED
                                        -------------------------------------------------------------------------
                                                                       NOVEMBER 28, 2004
                                        -------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                  MAGNETIC RESONANCE    MEDICAL                        ENERGY
                                             IMAGING          DEVICES   INSTRUMENTATION    TECHNOLOGY     TOTAL
                                        ------------------    -------   ---------------    ----------    --------
Net sales to external customers:
  Magnet systems                                   $29,506                                                $29,506
  Patient Monitors & RF Coils                                 $33,645                                      33,645
  Refrigeration equipment                                                        $8,980                     8,980
  Other                                                                                        $3,025       3,025
                                        ------------------    -------   ---------------    ----------    --------
          Total                                     29,506                        8,980         3,025      75,156

Segment operating profit (loss)                      6,685      5,375             2,310        (1,745)     12,625

Total assets                                      $303,537    $74,157           $10,223       $11,602    $399,519

                                                                       NOVEMBER 23, 2003
                                        -------------------------------------------------------------------------
                                        MAGNETIC RESONANCE    MEDICAL                        ENERGY
                                             IMAGING          DEVICES   INSTRUMENTATION    TECHNOLOGY     TOTAL
                                        ------------------    -------   ---------------    ----------    --------
Net sales to external customers:
  Magnet systems                                   $28,310                                                $28,310
  Patient Monitors & RF Coils                                  $4,025                                       4,025
  Refrigeration equipment                                                        $6,582                     6,582
  Other                                                                                          $977         977
                                        ------------------    -------   ---------------    ----------    --------
          Total                                     28,310      4,025             6,582           977      39,894

Segment operating profit (loss)                      7,113        555               963        (1,875)      6,756

Total assets                                      $166,418     $4,855            $9,218        $9,302    $189,793

                                                                       SIX MONTHS ENDED
                                        -------------------------------------------------------------------------
                                                                       NOVEMBER 28, 2004
                                        -------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)                  MAGNETIC RESONANCE    MEDICAL                       ENERGY
                                            IMAGING           DEVICES   INSTRUMENTATION    TECHNOLOGY     TOTAL
                                        ------------------    -------   ---------------    ----------    --------
Net sales to external customers:
  Magnet systems                                   $53,608                                                $53,608
  Patient Monitors & RF Coils                                 $59,516                                      59,516
  Refrigeration equipment                                                       $17,205                    17,205
  Other                                                                                        $4,575       4,575
                                        ------------------    -------   ---------------    ----------    --------
          Total                                     53,608                       17,205         4,575     134,904

Segment operating profit (loss)                     11,556      9,591             4,823        (3,847)     22,123

Total assets                                      $303,537    $74,157           $10,223       $11,602    $399,519

                                                                       NOVEMBER 23, 2003
                                        -------------------------------------------------------------------------
                                        MAGNETIC RESONANCE    MEDICAL                        ENERGY
                                            IMAGING           DEVICES   INSTRUMENTATION    TECHNOLOGY     TOTAL
                                        ------------------    -------   ---------------    ----------    --------
Net sales to external customers:
  Magnet systems                                   $40,071                                                $40,071
  Patient Monitors & RF Coils                                  $6,691                                       6,691
  Refrigeration equipment                                                       $12,392                    12,392
  Other                                                                                        $3,009       3,009
                                        ------------------    -------   ---------------    ----------    --------
          Total                                     40,071                       12,392         3,009      62,163

Segment operating profit (loss)                      7,375        590             1,556        (2,437)      7,084

Total assets                                      $166,418     $4,855            $9,218        $9,302    $189,793

                                                                                  THREE MONTHS ENDED
                                                                        --------------------------------------

                                                                        NOVEMBER 28, 2004    NOVEMBER 23, 2003
                                                                        -----------------    -----------------
Reconciliation of income before income taxes:
Total profit from reportable segments                                   $          12,625              $ 6,756
Acquisition / Integration related charges                                          (5,707)                (155)
Intercompany profit in ending inventory                                                                     22
                                                                        -----------------    -----------------
Net Operating Profit                                                                6,918                6,623

Interest and other income                                                             211                  238
Interest and other expense                                                         (1,120)                (107)
Adjustment to gain on prior period sale of division
                                                                        -----------------    -----------------
Income before income taxes                                                        $ 6,009              $ 6,754
                                                                        =================    =================

                                                                                  SIX MONTHS ENDED
                                                                        --------------------------------------

                                                                        NOVEMBER 28, 2004    NOVEMBER 23, 2003
                                                                        -----------------    -----------------
Reconciliation of income before income taxes:
Total profit from reportable segments                                            $ 22,123              $ 7,084
Acquisition / Integration related charges                                          (7,352)                (241)
Intercompany profit in ending inventory                                                                     22
                                                                        -----------------    -----------------
Net Operating Profit                                                               14,771                6,865

Interest and other income                                                             413                  519
Interest and other expense                                                         (2,134)                (229)
Adjustment to gain on prior period sale of division                                 1,094
                                                                        -----------------    -----------------
Income before income taxes                                                       $ 14,144              $ 7,155
                                                                        =================    =================



                                      ####